Exhibit 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350


Stephen J. Byrne, as Chief Executive Officer of Vestin Mortgage, Inc., the sole Manager of Vestin Fund II, LLC (the "Registrant"), and Lance K. Bradford, as Chief Financial Officer of Vestin Mortgage, Inc., hereby certify, pursuant to 18 U.S.C.ss.1350, that

     (1) the Registrant's Report on Form 10-Q for the period ended September 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), fully complies with the applicable requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: November 14, 2002                /s/ Stephen J. Byrne
                                        ----------------------------------------
                                        Stephen J. Byrne*
                                        Chief Executive Officer
                                        of Vestin Mortgage, Inc.,
                                        Manager of the Registrant

Dated: November 14, 2002                /s/ Lance K. Bradford
                                        ----------------------------------------
                                        Lance K. Bradford*
                                        Chief Financial Officer
                                        of Vestin Mortgage, Inc.,
                                        Manager of the Registrant

* Stephen J. Byrne and Lance K. Bradford function, respectively, as the equivalent of the Chief Executive Officer and Chief Financial Officer of the Registrant for purposes of 18 U.S.C. Section 1350.